Virtus ETF Trust II 485BPOS

Exhibit 99.(h)(4)(a)

VIRTUS ETF TRUST II AMENDMENT TO EXHIBITS A AND C TO ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT (the “Amendment”) dated as of the 5th day of May, 2026, to Exhibits A and C to the Administrative Services Agreement, dated as of November 10, 2015 (the “Administrative Services Agreement”), is entered into by and between VIRTUS ETF TRUST II (the “Trust”), a Delaware statutory trust registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and VIRTUS ETF SOLUTIONS, LLC, a Delaware limited liability company with its principal place of business at 1301 Avenue of the Americas, 14th Floor, New York, NY 10019 (the “Administrator”).

WHEREAS, each of the Trust and the Administrator is a party to the Administrative Services Agreement; and

WHEREAS, each of the Trust and the Administrator desires to amend the Administrative Services Agreement to replace Exhibits A and C.

NOW, THEREFORE, the parties agree as follows:

1.       Exhibit A to the Administrative Services Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.       Exhibit C to the Administrative Services Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

3.       Except to the extent amended hereby, the Administrative Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

VIRTUS ETF TRUST II		VIRTUS ETF SOLUTIONS, LLC

By:	/s/ William J. Smalley	By:	/s/ Daphne Chisolm
	William J. Smalley, President		Daphne Chisolm, Vice President

EXHIBIT A

Series of the Trust

(As of May 5, 2026)

The following Funds are covered under this agreement:

Virtus AlphaSimplex Global Macro ETF

Virtus AlphaSimplex Managed Futures ETF

Virtus Duff & Phelps Clean Energy ETF

Virtus Duff & Phelps Real Estate Income ETF

Virtus Emerging Markets Dividend ETF

Virtus Emerging Markets Equity ETF

Virtus IG Public & Private Credit ETF

Virtus International Dividend ETF

Virtus International Small Cap ETF

Virtus KAR Mid-Cap ETF

Virtus Newfleet Securitized Income ETF

Virtus Newfleet Short Duration High Yield Bond ETF

Virtus Newfleet Short Duration Core Plus Bond ETF

Virtus Seix AAA Private Credit CLO ETF

Virtus Seix Senior Loan ETF

Virtus Silvant Growth Opportunities ETF

Virtus Silvant Growth Premium Income ETF

Virtus Silvant Small/Mid Growth ETF

Virtus Stone Harbor Emerging Markets High Yield Bond ETF

Virtus Stone Harbor International Bond ETF

Virtus Terranova U.S. Quality Momentum ETF

Virtus U.S. Dividend ETF

Virtus U.S. Small Cap Growth ETF

Virtus Zevenbergen Discovery Growth ETF

Virtus Zevenbergen Innovative Growth ETF

EXHIBIT C

(As of May 5, 2026)

A. Fund Operations and Administration

The Adviser will pay to the Administrator as compensation for the Administrator’s services rendered, a fee, computed daily at an annual rate based on the greater of (1) the minimum fee or (2) the average daily net assets of the respective Fund in accordance with the following fee schedule:

Virtus AlphaSimplex Global Macro ETF	$0	0.01%

Virtus AlphaSimplex Managed Futures ETF	$0	0.01%

Virtus Duff & Phelps Clean Energy ETF	$0	0.01%

Virtus Duff & Phelps Real Estate Income ETF	$0	0.01%

Virtus Emerging Markets Dividend ETF	$0	0.01%

Virtus Emerging Markets Equity ETF	$0	0.01%

Virtus IG Public & Private Credit ETF	$0	0.01%

Virtus International Dividend ETF	$0	0.01%

Virtus International Small Cap ETF	$0	0.01%

Virtus KAR Mid-Cap ETF	$0	0.01%

Virtus Newfleet Securitized Income ETF	$0	0.01%

Virtus Newfleet Short Duration High Yield Bond ETF	$0	0.01%

Virtus Newfleet Short Duration Core Plus Bond ETF	$0	0.01%

Virtus Seix AAA Private Credit CLO ETF	$0	0.01%

Virtus Seix Senior Loan ETF	$0	0.01%

Virtus Silvant Growth Opportunities ETF	$0	0.01%

Virtus Silvant Growth Premium Income ETF	$0	0.01%

Virtus Silvant Small/Mid Growth ETF	$0	0.01%

Virtus Stone Harbor Emerging Markets High Yield Bond ETF	$0	0.01%

Virtus Stone Harbor International Bond ETF	$0	0.01%

Virtus Terranova U.S. Quality Momentum ETF	$0	0.01%

Virtus U.S. Dividend ETF	$0	0.01%

Virtus U.S. Small Cap Growth ETF	$0	0.01%

Virtus Zevenbergen Discovery Growth	$0	0.01%

Virtus Zevenbergen Innovative Growth ETF	$0	0.01%

B. Out-Of-Pocket and Related Expenses

The Adviser shall also reimburse Administrator for reasonable out-of-pocket and related expenses incurred in the provision of services pursuant to this Agreement, including but not limited to the following: communications; postage and delivery services; record storage and retention; and reproduction.